Exhibit 99.1
For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
2007 THIRD QUARTER RESULTS AND DECISION NOT TO DECLARE A DIVIDEND
     Edison, New Jersey, November 20, 2007 – Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) (the “Company” or “HCM”) reported a net loss for the quarter ended September 30, 2007 of $31.7 million, or $(3.83) per share on a fully diluted basis. The Board of Directors did not declare a third quarter dividend.
For the three months ended September 30, 2007, the Company experienced a net loss of $31.7 million compared to net income of $0.1 million for the same period of 2006. This decrease is primarily due to impairment expense of $30.2 million for other than temporary declines in fair value of the Company’s subordinate mortgage-backed securities (“Subordinate MBS”) and a $1.5 million decrease in net interest income on its Subordinate MBS portfolio. The decrease in net interest income is a result of the increased financing costs associated with a new fixed-term financing facility the Company established in August of 2007.
For the nine months ended September 30, 2007, the Company experienced a net loss of $42.3 million compared to net income of $0.2 million for the same period of 2006. This decrease is primarily due to impairment expense of $42.0 million for other than temporary declines in the fair value of the Company’s Subordinate MBS portfolio, a $0.6 million decrease in net interest income on its Subordinate MBS portfolio, and a $0.5 million legal settlement, partially offset by a gain on sale of $1.3 million of its HCP business. The decrease in net interest income is a result of the increased financing costs associated with a new fixed-term financing facility the Company established in August of 2007. The gain on sale of the Company’s HCP business is included in income from discontinued operations.
John A. Burchett, President and Chief Executive Officer, commented, “The Company’s Board did not declare a third quarter dividend due to the continued uncertainties in the mortgage industry, the current interest rate environment and our net loss for the quarter.”
“Despite the large non-cash write-downs that the Company has taken as impairment expense against the fair value of its Subordinate MBS, as further described below, the Company’s portfolio continues to perform well overall, and the Company has experienced no significant decline in the performance of the Company’s Subordinate MBS portfolio. The $42.0 million impairment expense taken on the Subordinate MBS portfolio in the first nine months resulted in a $4.85 per share decrease in the Company’s book value. This write-down was taken based on estimated fair value as of September 30, 2007 when the market for this type of asset was basically not trading.  While management of the Company is unable to predict if and to what level these markets may improve, to the extent that they do improve, in the future, a portion of the resulting decline in book value could be reversed.”
“As shown on Page 6 of the tables included in this Press Release, the interest income on the Subordinated MBS portfolio assets was $5.1 million for the 3 months ended September 30, 2007 as compared to $4.5 million for the corresponding period in 2006. While the net interest income was reduced by the increased interest expense, the income numbers show the continued earning basis of the portfolio.”

“The Company has seen increases in the level of losses on the underlying mortgage loans in its Subordinate MBS portfolio compared to its historical experience. However, these delinquencies still remain relatively low, as the Company’s underlying collateral continues to consist of prime jumbo residential mortgage loans, which types of loans have not seen the dramatic negative impact that has affected the sub-prime mortgage industry.”
“As the Company previously reported, the Company has entered into a one-year master repurchase agreement on August 10, 2007 (the “Repurchase Transaction”). The Company’s current operations under this new repurchase agreement are not cash flow positive. At the termination of the agreement on August 9, 2008, the Company is required to repay the outstanding principal through cash or in-kind securities. The Company is seeking additional capital and is in discussions with potential investors, but no commitments or agreements have been reached. Additional sources of capital are required for the Company to generate positive cash flow and continue operations in the medium term, including retiring this repurchase facility.”
For the Company’s Subordinate MBS portfolio, the mark to market loss increased by $30.1 million and $42.0 million for both the three and nine months ended September 30, 2007, respectively, compared to the same periods of 2006. The increase in market loss, the Company has determined, is due to other than temporary declines in fair value as of September 30, 2007 and the Company recorded impairment expense of $11.8 million and $30.2 million for the three months ended June 30, 2007 and September 30, 2007, respectively. Similar declines in fair value were not experienced during 2006. For this same portfolio and related periods, net interest income decreased for the three and nine months ended September 30, 2007, compared to the same period of 2006 due to an increase in the interest expense associated with the new fixed-term financing facility we established in August 2007. This decrease is partially offset by the increase in the size of this portfolio for 2007 compared to 2006 and, to a much lesser extent, increases in the interest rate for adjustable rate securities. During the beginning of 2006, the Company was still investing the proceeds from its $20 million trust preferred securities offering in November 2005 and was not fully invested until the end of March 2006. The Company had gains on sales of securities of $0.2 million for the nine months ended September 30, 2007, compared to sales of $0.8 million for the same period of 2006. The Company sold 18 securities during the first two quarters of 2007, respectively, as part of a minor portfolio reorganization and anticipation of potential credit issues.
The Subordinate MBS portfolio’s net interest spread decreased for the three and nine months ended September 30, 2007, from the same period in 2006 due to an increase in the effective interest expense rate partially offset by an increase in the effective income interest rate. The increase in the effective interest expense rate is due to the higher borrowing costs associated with the Company’s new fixed-term financing facility after August 10, 2007 and, to a lesser extent, increases in the average one-month LIBOR from the first nine months of 2006 to the first nine months of 2007. The increase in the interest income rate is due to a higher level of income accretion as the carrying value of the securities has been reduced for estimated market value adjustments.
HCM will host an investor conference call on Tuesday, November 20, 2007 at 11:00 AM ET. The call will be broadcast on the Internet at www.investorcalendar.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software. For those not able to listen to the live broadcast, a replay will be available for a period of 30 days.
To access the live call by phone, dial 877-407-8035 (international callers dial 201-689-8035) several minutes before the call. A recorded replay may be heard through Friday, November 23rd at 11:59 pm ET by dialing 877-660-6853 (international callers dial 201-612-7415) and using playback account #286 and conference ID # 261125.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in prime mortgage loans and mortgage securities backed by prime mortgage loans. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.

Certain statements in this press release may constitute “forward-looking” statements with the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2006 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.
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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,
	2007	December 31,
	(Unaudited)	2006

Assets
Cash and cash equivalents	$8,616	$13,982
Accrued interest receivable	1,251	1,652
Mortgage loans
Held for sale	—	—
Collateral for CMOs	6,596	9,736

Mortgage securities ($143,598 and $254,482 pledged under Repurchase Agreements as of September 30, 2007 and December 31, 2006, respectively) Trading	30,136	105,104
Available for sale	113,462	154,599
Held to maturity	—	6,254
Other subordinate security, held to maturity	2,801	2,757
Equity investment in unconsolidated affiliates	1,482	1,399
Other assets	5,881	6,237
Assets of discontinued operations	—	2,549

	$170,225	$304,269

Liabilities
Repurchase agreements	$107,256	$193,247
Collateralized mortgage obligations (CMOs)	4,369	7,384
Dividends payable	—	1,236
Accounts payable, accrued expenses and other liabilities	5,300	2,757
Liability to subsidiary trusts issuing preferred and capital securities	41,239	41,239
Liabilities of discontinued operations	—	823

	158,164	246,686

Stockholders’ Equity
Preferred stock: $0.01 par value, 10 million shares authorized, no shares issued and outstanding	—	—
Common stock: $0.01 par value, 90 million shares authorized, 8,663,962 and 8,233,062 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	86	82
Additional paid-in capital	102,933	102,598
Cumulative earnings (loss)	(33,573)	8,699
Cumulative distributions to shareholders	(57,385)	(56,173)
Accumulated other comprehensive income	—	2,377

	12,061	57,583

	$170,225	$304,269

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HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues
Interest income	$6,194	$6,673	$19,314	$17,632
Interest expense	5,246	4,023	12,853	10,004

Net interest income before loan loss provision	948	2,650	6,461	7,628
Loan loss provision	—	—	—	—

Net interest income	948	2,650	6,461	7,628
(Loss) gain on sale of mortgage assets	(997)	209	(803)	834
(Loss) gain on mark to market of mortgage assets	(28,701)	2,525	(43,325)	206
(Loss) gain on freestanding derivatives	(633)	(3,178)	1,668	(1,857)
Technology	230	538	946	2,438
Loan brokering and advisory services	—	—	157	105
Other income (loss)	(273)	49	(381)	(39)

Total revenues	(29,426)	2,793	(35,277)	9,315

Expenses
Personnel	869	1,007	2,998	3,256
Legal and professional	410	668	1,368	2,197
General and administrative	256	247	1,276	869
Depreciation and amortization	154	178	461	528
Occupancy	80	92	233	234
Technology	104	212	413	947
Financing	256	120	558	324
Other	195	160	493	521

Total expenses	2,324	2,684	7,800	8,876

Operating income (loss)	(31,750)	109	(43,077)	439
Equity in income of unconsolidated affiliates	27	27	82	82
Minority interest in loss of consolidated affiliate	—	—	—	(5)

Income (loss) from continuing operations before income tax provision (benefit)	(31,723)	136	(42,995)	526
Income tax provision (benefit)	—	—	—	(12)

Income (loss) from continuing operations	(31,723)	136	(42,995)	538

Discontinued Operations
Income (loss) from discontinued operations before gain on sale and income tax provision	5	(53)	(623)	(299)
Gain on sale of discontinued operations	—	—	1,346	—
Income tax provision from discontinued operations	—	—	—	—

Income (loss) from discontinued operations	5	(53)	723	(299)

Net income (loss)	$(31,718)	$83	$(42,272)	$239

Net income (loss) per common share - Basic
Income (loss) from continuing operations	$(3.83)	$0.02	$(5.28)	$0.06
Income (loss) from discontinued operations	—	(0.01)	0.09	(0.03)

Net income (loss) per common share - Basic	$(3.83)	$0.01	$(5.19)	$0.03

Net income (loss) per common share - Diluted
Income (loss) from continuing operations	$(3.83)	$0.02	$(5.28)	$0.06
Income (loss) from discontinued operations	—	(0.01)	0.09	(0.03)

Net income (loss) per common share - Diluted	$(3.83)	$0.01	$(5.19)	$0.03

Weighted average shares outstanding - Basic	8,283,536	8,280,041	8,142,470	8,391,317
Weighted average shares outstanding - Diluted	8,283,536	8,287,603	8,142,470	8,398,689
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Hanover Capital Mortgage Holdings, Inc.
Summary Information for REIT Portfolio Assets
(dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2007
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$142,660	$50,826	$6,902
Average CMO borrowing balance	—	—	4,456
Average balance - Repurchase Agreements	82,976	49,018	646

Net interest earning assets	$59,684	$1,808	$1,800

Average leverage ratio	58.16%	96.44%	73.92%

Effective interest income rate	14.34%	5.89%	6.37%
Effective interest expense rate - CMO borrowing	—	—	6.01%
Effective interest expense rate - Repurchase Agreements	17.23%	5.54%	7.43%

Net interest spread	-2.89%	0.35%	0.18%

Interest income	5,116	749	110
Interest expense - CMO borrowing		—	67
Interest expense - Repurchase Agreements	3,575	679	12

Net interest income	$1,541	$70	$31

Yield on net interest earning assets	10.33%	15.49%	6.89%

	Three Months Ended September 30, 2006
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$152,004	$114,202	$11,749
Average CMO borrowing balance	—	—	9,009
Average balance - Repurchase Agreements	89,260	106,265	731

Net interest earning assets	$62,744	$7,937	$2,009

Average leverage ratio	58.72%	93.05%	82.90%

Effective interest income rate	11.85%	5.81%	6.91%
Effective interest expense rate - CMO borrowing	—	—	7.10%
Effective interest expense rate - Repurchase Agreements	6.65%	5.46%	7.11%

Net interest spread	5.20%	0.35%	-0.19%

Interest income	4,503	1,660	203
Interest expense - CMO borrowing	—	—	160
Interest expense - Repurchase Agreements	1,485	1,451	13

Net interest income	$3,018	$209	$30

Yield on net interest earning assets	19.24%	10.53%	5.97%

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Hanover Capital Mortgage Holdings, Inc.
Summary Information for REIT Portfolio Assets
(dollars in thousands)
(Unaudited)

	Nine Months Ended September 30, 2007
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$146,879	$88,330	$8,231
Average CMO borrowing balance	—	—	5,720
Average balance - Repurchase Agreements	87,334	82,333	665

Net interest earning assets	$59,545	$5,997	$1,846

Average leverage ratio	59.46%	93.21%	77.57%

Effective interest income rate	13.04%	5.75%	6.51%
Effective interest expense rate - CMO borrowing	—	—	6.39%
Effective interest expense rate - Repurchase Agreements	9.89%	5.39%	7.22%

Net interest spread	3.15%	0.36%	0.04%

Interest income	14,368	3,811	402
Interest expense - CMO borrowing	—	—	274
Interest expense - Repurchase Agreements	6,475	3,328	36

Net interest income	$7,893	$483	$92

Yield on net interest earning assets	17.67%	10.74%	6.64%

	Nine Months Ended September 30, 2006
	Subordinate MBS	Agency MBS	Mortgage Loans
Average asset balance	$132,230	$81,457	$16,571
Average CMO borrowing balance	—	—	9,937
Average balance - Repurchase Agreements	82,432	72,893	1,806

Net interest earning assets	$49,798	$8,564	$4,828

Average leverage ratio	62.34%	89.49%	70.86%

Effective interest income rate	12.46%	5.56%	6.89%
Effective interest expense rate - CMO borrowing	—	—	6.48%
Effective interest expense rate - Repurchase Agreements	6.30%	5.12%	6.72%

Net interest spread	6.16%	0.44%	0.37%

Interest income	12,354	3,396	857
Interest expense - CMO borrowing	—	—	483
Interest expense - Repurchase Agreements	3,893	2,797	91

Net interest income	$8,461	$599	$283

Yield on net interest earning assets	22.65%	9.33%	7.82%

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